EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Host Hotels & Resorts, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-31352, 333-93157, 333-78091, 333-40854, 333-51946, 333-98207, 333-113901, 333-82444 and 333-117229) on Form S-3 and (Nos. 333-75055, 333-28683, 333-75057, 333-75059, 033-66622 and 333-144195) on Form S-8 of Host Hotels & Resorts, Inc. of our reports dated February 25, 2008, with respect to the consolidated balance sheets of Host Hotels & Resorts, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007 and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Host Hotels & Resorts, Inc.

Our report refers to the adoption by Host Hotels & Resorts, Inc. of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes effective January 1, 2007.

/s/ KPMG LLP

McLean, Virginia
February 25, 2008